Exhibit 99.1

Media Contacts:
Fred Kornberg, President and Chief Executive Officer
Robert G. Rouse, Chief Financial Officer
(631) 777-8900
info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES AGREEMENT TO
ACQUIRE MEMOTEC, INC.

Melville, NY, April 19, 2004 — Comtech Telecommunications Corp. (NASDAQ:CMTL) announced today that it has agreed to acquire certain assets and assume certain liabilities of Memotec, Inc. from Kontron AG for approximately $2.6 million. At the same time, the Company will also purchase inventory owned by Kontron Canada Inc., which is currently manufacturing Memotec’s products, for approximately $2.5 million. Memotec’s annual revenues approximate $6.0 million. These transactions are expected to be neutral to fiscal 2004 diluted earnings per share and slightly accretive in fiscal 2005.

Memotec, based in St. Laurent, Quebec, Canada, is a provider of next generation solutions for telecommunications service providers, mobile network operators and corporate customers. Memotec develops a comprehensive range of multi-service platforms capable of optimizing communication networks and will become part of the Comtech EF Data family of products in the telecommunications transmission segment. Manufacturing of Memotec’s products will be transitioned to Comtech EF Data’s facility in Tempe, Arizona.

Memotec’s product line of access devices and voice gateways provides consolidation of multi-service traffic, including data, voice and video, over a common packet-based network infrastructure such as Asynchronous Transfer Mode (ATM), Internet Protocol (IP) and Frame Relay. These products feature high quality voice, bandwidth optimization, adaptability and reliability.

Comtech EF Data satellite modems deliver increased customer value through physical layer bandwidth optimization, including the industry’s most bandwidth efficient forward error correction and higher order modulation. Memotec’s products focus on minimizing wide area network bandwidth utilization through higher-layer payload and transport optimization for converged voice and data networks. When the combined solution is deployed in satellite cellular backhaul environments, customers can realize bandwidth savings of up to 90%.

“The addition of Memotec further enhances our ability to deliver network optimization and bandwidth efficiency solutions to our service provider and enterprise customers,” said Fred Kornberg, President and Chief Executive Officer of Comtech Telecommunications Corp.

About Comtech EF Data Corp.

Comtech EF Data Corp. manufactures a broad spectrum of Data and RF products for satellite communications, including Satellite Modems, Network Monitor and Control Software, TCP/IP Performance Enhancement Proxy, Converters, Solid State Power Amplifiers, Transceivers and Satellite Terminals. All products meet or exceed the standards published by Intelsat®, Eutelsat, Insat, AsiaSat and other worldwide and regional satellite networks. Please visit www.comtechefdata.com for more information.

About Comtech Telecommunications Corp.

Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company conducts its business through three complementary segments: telecommunications transmission, RF microwave amplifiers, and mobile data communications. The Company offers niche products, systems and services where it believes it has technological, engineering, systems design or other expertise that differentiate its product offerings.

About Memotec, Inc.

Memotec provides multi-service access devices and voice gateways to service providers and enterprise customers. The high-quality, scalable solutions support diverse market needs. Please visit www.memotec.com for more information.

Certain information in this press release contains statements that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. The Company’s Securities and Exchange Commission filings identify many such risks and uncertainties. Any forward-looking information in this press release is qualified in its entirety by the risks and uncertainties described in such Securities and Exchange Commission filings.

PCMTL